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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Trex Company, Inc. 1999 Employee Stock Purchase Plan and the Trex Company, Inc. 1999 Stock Option and Incentive Plan and to the incorporation by reference therein of our reports with respect to the financial statements of: Trex Company, Inc. dated January 27, 1999 (except for the first paragraph of Note 1, as to which the date is March 22, 1999); TREX Company, LLC dated January 21, 1999 (except for Note 11, as to which the date is April 7, 1999, and Note 12, as to which the date is February 8, 1999); and the Mobil Composite Products Division of Mobil Oil Corporation dated June 24, 1998 included in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-63287) and related Prospectus of Trex Company, Inc., filed with the Securities and Exchange Commission on April 8, 1999.

                                                          /s/ Ernst & Young, LLP

April 20, 1999
Vienna, Virginia